UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  July 25, 2014

E-WASTE SYSTEMS, INC.
(Exact name of registrant as specified in its charter)

Nevada	000-54657	26-4018362
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1350 E. Flamingo, #3101, Las Vegas, Nevada 89119 (Address of principal executive offices including zip code)

Registrant’s telephone number, including area code:  650-283-2907

______________________________________________________ (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

SECTION 5 – CORPORATE GOVERNANCE AND MANAGEMENT

Item 5.03 – Amendment to Articles of Incorporation or Bylaws; Change in Fiscal Year

On July 25, 2014 the Company filed an amendment to its’ Articles of Incorporation with the Nevada Secretary of State to increase its’ authorized capital.  This increase became effective at 6:00 a.m. EDT on July 25, 2014.  The previously authorized capital of the company was Nine Hundred Seventy-Five Million (975,000,000) shares of Common stock and Ten Million (10,000,000) shares of Preferred stock.  The amounts have now been increased to One Billion Four Hundred Ninety-Nine Million, Nine Hundred Ninety Thousand (1,499,990,000) shares of Common stock with a par value of $.001 and Ten Million (10,000,000) shares of Preferred stock with a par value of $.001.

The increase in the Company’s authorized capital was consented to by the Board of Directors of the Company as allowed by the Revised Nevada Statutes and the Bylaws of the Company.  This action was deemed necessary to help support the Company’s growth initiatives.

SECTION 9 – FINANCIAL STATEMENTS AND EXHIBITS

Item 9.01 – Financial Statements and Exhibits

None

EXHIBITS:

Exhibit No.	Description

3.1	Amended Articles of Incorporation

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

E-Waste Systems, Inc.

/s/   Martin Nielson
By:  Martin Nielson
Its:  Chief Executive Officer

Date:   July 30, 2014